                                                                   EXHIBIT 99.2

                      CONSENT OF PROSPECTIVE DIRECTOR



     The undersigned consents to being named as a prospective director of Track 'n Trail, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-1 (File No. 333-23195) filed by the Company with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to such Registration Statement.

 Dated:  August 25, 1997

                                   /s/ Steven D. Tough
                                   --------------------------------------------
                                   Steven D. Tough